 As filed with the Securities and Exchange Commission on July 11, 1995

                                         Registration No. 33-
======================================================================



                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                    ______________________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                    ______________________________

                     DYNAMIC MATERIALS CORPORATION
        (Exact name of registrant as specified in its charter)

                    ______________________________

           COLORADO                          84-0608431
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)         Identification Number)

                         551 ASPEN RIDGE DRIVE
                      LAFAYETTE, COLORADO  80026
                            (303) 666-6551
          (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive offices)

                NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                         (Full title of plan)

                    ______________________________

        CRAIG N. EVANS                     WITH A COPY TO:
   VICE PRESIDENT - FINANCE             LAURA A. BATTLE, ESQ.
     551 ASPEN RIDGE DRIVE         DAVIS, GRAHAM & STUBBS, L.L.C.
  LAFAYETTE, COLORADO  80026         370 17TH STREET, SUITE 4700
        (303) 665-5700                 DENVER, COLORADO  80202
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                    ______________________________

                    CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                  Proposed          Proposed
                                                     Amount        maximum          maximum
    Title of securities                             to be      offering price      aggregate          Amount of
     to be registered                             registered    per share<F1>   offering price<F1>  registration fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock $.05 par value . . . . . . . . .   100,000 shares     $2.00            $200,000            $100
====================================================================================================================

<F1> Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the
     Securities Act of 1933, as amended, based on the average high and low prices reported on the National
     Association of Securities Dealers, Inc. NASDAQ market system on July 6, 1995.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed by Dynamic Materials Corporation (the "Company") with the Securities and Exchange
Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, filed with the Commission on March 17, 1995 pursuant to the Exchange Act of 1934 (the "Exchange Act") (File
No. 0-8328).

     (b) The Company's Quarterly Report of Form 10-QSB for the period ending March 31, 1995, filed with the Commission on May 5, 1995 pursuant to the Exchange Act (File No. 0-8328).

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 29, 1976 (File No. 0838).

     (d) All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.   DESCRIPTION OF SECURITIES.

     Not applicable.

5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and the laws of Colorado provide for the indemnification of directors of the Company to the fullest extent permitted by applicable law as from time to time may be in effect, against all liability and expense incurred by reason of the fact that he or she is or was a director of the Company, or while serving as a director or officer of the Company, he is or was serving at the request of the Company as a director, officer, partner, employee, fiduciary or agent of, another corporation, partnership, joint venture, trust, association, or other entity, or by reason of any action alleged to have been taken or omitted in such capacity. Expenses incurred in defending an action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by the laws of the State of Colorado. The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify against such liability under the provisions of the Certificate of Incorporation or Bylaws.

     The indemnification provided by the Certificate of Incorporation is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, contract, vote of shareholders or disinterested directors, statute, or otherwise, and inures to the benefit of their heirs, executors, and administrators. The provisions of the Certificate of Incorporation provide that the Company may indemnify other persons from similar or other expenses and liabilities by resolution of shareholder or directors, by contract or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The foregoing description of certain provisions of the Company's Certificate of Incorporation is qualified in its entirety by the actual Certificate of Incorporation of the Company filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration
No. 33-36059), as filed with the Commission on July 25, 1990 and incorporated by reference in this Registration Statement.

     In June 1995, the Company entered into an indemnity agreement with all of the directors and certain officers of the Company. Each indemnity agreement provides that the Company will indemnify such officer or director who is made a party or is threatened to be made a party to any proceeding brought by a third party by reason of the fact that he is or was an agent of the Company or by reason of anything done or not done by him in such capacity against any and all expenses if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The agreement states that the Company will indemnify the officer or director against any amounts paid in settlement of any derivative action and against any expenses actually and reasonably incurred in the investigation, defense,

settlement or appeal of a derivative action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, except that the Company will not indemnify such person if such person is finally adjudged to be liable to the Company due to willful misconduct of a culpable nature in the performance of his duty to the Company unless a court shall determine that despite the adjudication of such liability, such person should be indemnified.
The agreement provides for the advancement of expenses to such officer or director; however, the Company is not obligated to advance expenses to the extent expenses arise from a lawsuit filed directly by the Company against the officer or director if a majority of the board determines in good faith that the facts demonstrate that the indemnitee acted in bad faith. Finally, the Company is not obligated
(i) to indemnify or advance expenses if the officer or director voluntarily initiates the proceeding or claim and not by way of defense, (ii) to indemnify for any amounts paid in settlement of a proceeding without the Company's written consent in advance; (iii) to indemnify for an accounting of profits in a suit brought pursuant to
Section 16 of the Exchange Act; or (iv) to indemnify where indemnification is determined by a court to be unlawful.

     The foregoing description of certain provisions of the indemnity agreement is qualified in its entirety by the actual indemnity agreement, a form of which was filed as an exhibit to the Company's Report on Form 8-K (File No. 0-8328), as filed with the Commission on July 11, 1995 and incorporated by reference in this Registration Statement.

7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

8.   EXHIBITS

       4.1     Dynamic Materials Corporation Nonemployee Director
               Stock Option Plan.

       5.1     Opinion and Consent of Davis, Graham & Stubbs, L.L.C.

      23.1     Consent of Davis, Graham & Stubbs, L.L.C.  See
               Exhibit 5.1.

      23.2     Consent of Arthur Andersen LLP.

9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration

by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 7th day of July, 1995.

                              DYNAMIC MATERIALS CORPORATION


                              By:  /s/ CRAIG N. EVANS
                                 -------------------------------------
                                 Craig N. Evans
                                 Vice President - Finance, Secretary
                                 and Treasurer

                           POWER OF ATTORNEY
                           _________________

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig N. Evans and Laura A. Battle, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                TITLE                         DATE
         ---------                -----                         ----

/s/ PAUL LANGE                President, Chief Executive    July 7, 1995
- ----------------------------- Officer and Director
Paul Lange                    (Principal Executive Officer)


/s/ CRAIG N. EVANS            Vice President-Finance,       July 7, 1995
- ----------------------------- Secretary and Treasurer
Craig N. Evans                (Principal Financial
                               Officer)

/s/ DR. GEORGE W. MORGENTHALER
______________________________ Director                     July 7, 1995
Dr. George W. Morgenthaler

/s/ MICHAEL C. HONE
______________________________ Director                     July 7, 1995
Michael C. Hone


______________________________ Director                     July 7, 1995
Dean K. Allen

/s/ EDWARD A. KEIBLE
- ------------------------------ Director                     July 7, 1995
Edward A. Keible

                              EXHIBIT INDEX

Exhibit                                                     Sequential
  No.     Description                                       Page No.
- ----------------------------------------------------------------------

4.1       Dynamic Materials Corporation Nonemployee
          Director Stock Option Plan.

5.1       Opinion and Consent of Davis, Graham & Stubbs,
          L.L.C.

23.1      Consent of Davis, Graham & Stubbs, L.L.C.
          See Exhibit 5.1.

23.2      Consent of Arthur Andersen L.L.P.